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                                                                    EXHIBIT 99.1

                              BULL RUN CORPORATION
                                      PROXY


      The undersigned appoints Robert S. Prather, Jr. and Frederick J. Erickson, and either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Bull Run Corporation ("Bull Run") which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Bull Run's offices at 4370 Peachtree Road, N.E., Atlanta, Georgia on September 14, 1999 at 10:00 A.M. and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement and prospectus relating to, the meeting (receipt whereof is hereby acknowledged).


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3), (4) AND (5).

      Each of proposals (1), (2) and (3) is conditioned upon the other, so that all three of these proposals must be approved by stockholders or, if one or more of these proposals are not so approved, none of these three proposals will be approved.

      (1) PROPOSAL TO APPROVE THE CREATION OF A HOLDING COMPANY STRUCTURE FOR BULL RUN pursuant to an Agreement and Plan of Merger, dated as
            of           , 1999, by and among BR Holding. Inc., a Georgia
            corporation, Bull Run and a wholly owned subsidiary of BR Holding. Inc.

                |_| FOR            |_| AGAINST            |_| ABSTAIN

      (2) PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK OF BR HOLDING. INC., in accordance with the Agreement and Plan of Merger, dated as of February 15, 1999, by and among Bull Run, BR Holding, Inc., Capital Sports Properties. Inc., Host Communications, Inc., Universal Sports America, Inc. and three wholly owned subsidiaries of BR Holding. Inc.

                |_| FOR            |_| AGAINST            |_| ABSTAIN

      (3) PROPOSAL TO APPROVE THE AMENDMENT OF THE 1994 LONG-TERM INCENTIVE PLAN to increase the number of shares issuable thereunder.

                |_| FOR            |_| AGAINST            |_| ABSTAIN

             (Continued and to be dated and signed on reverse side)

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      (4)   ELECTION OF DIRECTORS

|_| FOR all nominees listed below             |_| WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)      all nominees listed below

   J. Mack Robinson, Gerald N. Agranoff, James W. Busby, Hilton H. Howell, Jr.
                           and Robert S. Prather, Jr.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

      (5) PROPOSAL TO CONFIRM THE APPOINTMENT OF ERNST & YOUNG LLP as the independent auditors.

                |_| FOR            |_| AGAINST            |_| ABSTAIN

      (6) In their discretion upon such other business and matters or proposals as may properly come before the meeting.

                |_| FOR            |_| AGAINST            |_| ABSTAIN

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), (3), (4) AND (5).

      Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _______________________ 1999


                                               _________________________________
                                               Signature


                                               _________________________________
                                               Signature if held jointly

                                               Please return in the enclosed
                                               postage paid envelope.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.